Exhibit 4.42

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

4.0162 UNITS

OF

SYNOVA HEALTHCARE GROUP, INC.

1. Purchase Option.

THIS CERTIFIES THAT G.M. Capital Partners, Ltd. (“Holder”), as registered owner of this Unit Purchase Option (this “Purchase Option”), is entitled, at any time or from time to time until 5:00 p.m., Eastern Time, March 31, 2010 (“Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part 4.0162 units of the Company, each such unit consisting of 33,333 shares of Common Stock and a warrant to purchase 16,666 shares of Common Stock at an exercise price of $2.50 per share, which warrants expire March 31, 2010. When used herein, the terms “Units” and “Warrants” shall refer to the units and warrants described in this paragraph.

This Purchase Option is initially exercisable at $50,000 per Unit so purchased; provided, however, that upon the occurrence of any of the events specified in Section 4 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units (and shares of underlying Common Stock and Warrants) to be received upon such exercise, shall be adjusted as described herein. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Legend. This Purchase Option and each certificate for the securities purchased under this Purchase Option shall bear a legend as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state laws. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and applicable state laws, or pursuant to an exemption from registration under the Act and applicable state laws.”

2. Transfer.

2.1 General Restrictions. In order to make any permitted assignment of this Unit Purchase Option, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment. Notwithstanding the foregoing, the Company may condition any assignment or transfer of this Purchase Option upon the delivery of a legal opinion to the effect that such assignment or transfer is in compliance with all applicable laws, such opinion to be in form and substance reasonably satisfactory to the Company.

2.2 Restrictions Imposed by the Act. The securities evidenced by this Purchase Option shall not be transferred or assigned unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state securities law has been established to the reasonable satisfaction of the Company.

3. New Purchase Options to be Issued.

3.1 Partial Exercise or Transfer. This Purchase Option may be exercised or assigned (subject to Section 2) in whole or in part any time prior to the Expiration Date. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Units purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

3.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it (in its sole discretion) of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

4. Adjustments. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

4.1 Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 4.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.1, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

4.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price (plus the aggregate exercise price under the Warrants underlying this Purchase Option) payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event. The provisions of this Section 4.4 shall apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.4 Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in this Purchase Option. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date of such change.

4.5 Substitute Purchase Option. In case of an adjustment pursuant to this Section 4, the Company shall promptly deliver to the Holder a certificate of adjustment setting forth the adjustments to this Purchase Option and the calculation thereof.

4.6 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

5. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Purchase Option or the Warrants underlying this Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Option and payment of the aggregate Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. The Company further covenants and agrees that upon exercise of the Warrants underlying this Purchase Option and payment of the aggregate Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

6. Certain Notice Requirements.

6.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the Expiration Date or the exercise of this Purchase Option, any of the events described in Section 6.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least five days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

6.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 6 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

6.3 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of this Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Synova Healthcare Group, Inc.

Attn: Stephen E. King, Chief Executive Officer

1400 North Providence Road

Media, PA 19063

Tel. 610 565-7080 ext 101

Fax 610 565-7081

7. Miscellaneous.

7.1 Amendments. All modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

7.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

7.3. Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

7.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees and, respective successors, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

7.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. The Company and the Holder hereby agree that any action, proceeding or claim against arising out of, or relating in any way to, this Purchase Option shall be brought and enforced in the state or federal courts located in the State of Delaware, and the Company and the Holder hereby irrevocably submit to such jurisdictions, which jurisdictions shall be exclusive. The Company and the Holder hereby waive any objection to such exclusive jurisdictions and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company or the Holder, as applicable, at the address set forth in Section 6 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company and the Holder in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Holder (including any permitted transferees hereunder), by acceptance hereof, accepts, and agrees to be bound by, all of the obligations of the Holder under this Section and the other provisions of this Purchase Option.

7.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the 31st day of March, 2006.

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Stephen E. King
Name:	Stephen E. King
Title:	Chairman and Chief Executive Officer

Form to be used to exercise Purchase Option:

Synova Healthcare Group, Inc.

Attn: Stephen E. King, Chief Executive Officer

1400 North Providence Road

Media, PA 19063

Tel. 610 565-7080 ext 101

Fax 610 565-7081

Date:                    , 200

The undersigned hereby elects irrevocably to exercise all or a portion of the within Purchase Option and to purchase the following:

             Units of Synova Healthcare Group, Inc., exercisable for 25,000 shares of Common Stock and Warrants to purchase 12,500 shares of Common Stock at an exercise price of $3.00 per share.

+                     Units of Synova Healthcare Group, Inc. exercisable for 33,333 shares of Common Stock and Warrants to purchase 16,666 shares of Common Stock at an exercise price of $2.50 per share.

=                     Total Units to be exercised

and hereby makes aggregate payment of $             (equal to the Total Units to be exercise multiplied by $50,000 for each such Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

Signature

Signature Guaranteed

Form to be used to assign Purchase Option:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Option):

FOR VALUE RECEIVED,                                                                          does hereby sell, assign and transfer unto                                                                                       the right to purchase                      Units of Synova Healthcare Group, Inc. (“Company”) evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                        , 200

Signature

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